Praxair, Inc. and Subsidiaries
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                                                                 EXHIBIT 23.01



CONSENT OF INDEPENDENT ACCOUNTANTS
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      We hereby consent to the  incorporation  by reference in the  Registration
Statements on Form S-3 (Nos. 33-48480, 33-93444, 333-304, 333-18141,  333-40003,
333-57386, and 333-102020) and in the Registration Statements on Forms S-8 (Nos.
33-48479,  33-48478,  33-87274,  33-92868,  333-18111,   333-18113,   333-33801,
333-64608,  333-81248,  and  333-97191)  of Praxair,  Inc.  of our report  dated
February 12, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Stamford, Connecticut
March 7, 2003